EXHIBIT 24.2



                               POWER OF ATTORNEY


         The undersigned director of Dental Care Alliance, Inc. hereby constitutes and appoints Steven R. Matzkin and Mitchell Olan and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents with full power to execute in his name and behalf in the capacity indicated below any and all amendments (including 462(b) Amendments, post-effective amendments and amendments thereto) to the Registration Statement on Form S-1 for Dental Care Alliance, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully in all intents and purposes as he might or could do in person, and hereby ratifies and confirms that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following person in the capacity and on the date indicated.


SIGNATURE                         TITLE                         DATE
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/s/ ROBERT F. RAUCCI             Director                  September 12 1997
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Robert F. Raucci